UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025 (February 2, 2025)

TRIUMPH GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12235	51-0347963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 E Lancaster Avenue Suite 400 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 251-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share Purchase rights	TGI	New York Stock Exchange LLC
	N/A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (* 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2025, Triumph Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Titan BW Acquisition Holdco Inc., a Delaware corporation (“Parent”), and Titan BW Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of investment funds managed by Warburg Pincus LLC (“Warburg Pincus”) and Berkshire Partners LLC (“Berkshire”).

At the closing of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock owned directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub), (ii) shares of Common Stock owned by any direct or indirect subsidiary of the Company and (iii) shares of Common Stock held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands appraisal of such Common Stock pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”) and, as of the Effective Time, has not failed to perfect, or not effectively waived, withdrawn or lost rights to appraisal under the DGCL) shall be converted into the right to receive $26.00 in cash, without interest and subject to applicable tax withholdings (the “Merger Consideration”) and, as of the Effective Time, all such shares will no longer be outstanding and will automatically be cancelled.

At the Effective Time, each performance stock unit (“Company PSU”) that is outstanding immediately prior to the Effective Time will be cancelled and exchanged for an amount in cash, less applicable tax withholdings, equal to the product of (i) the total number of shares of Common Stock subject to the Company PSU (based on the attainment of target level of performance), multiplied by (ii) the Merger Consideration.

At the Effective Time, each restricted stock unit (“Company RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and exchanged for an amount in cash, less applicable tax withholdings, equal to the product of (i) the total number of shares of Common Stock subject to the Company RSU multiplied by (ii) the Merger Consideration.

At the Effective Time, each option to purchase shares of Common Stock (“Company Option”) that is outstanding immediately prior to the Effective Time and which has an exercise price per share of Common Stock that is less than the Merger Consideration (each, an “In the Money Option”) will automatically be cancelled and exchanged for an amount in cash equal to (i) the total number of shares of Common Stock subject to the In the Money Option, multiplied by (ii)(1) the Merger Consideration minus (2) the exercise price payable per share of Common Stock applicable to the In the Money Option, without interest. In addition, each Company Option that is not an In the Money Option will be cancelled at the Effective Time without payment of any consideration.

The Company Amended and Restated 2018 Equity Incentive Plan, the Company 2016 Directors’ Equity Compensation Plan, and the Company 2013 Equity and Cash Incentive Plan each will be terminated at the Effective Time. Except as necessary to comply with applicable law or as required under any collective bargaining agreement, the Company will use good faith efforts to also terminate the Company 2013 Employee Stock Purchase Plan at or prior to the Effective Time.

Consummation of the Merger is subject to certain customary conditions, including, without limitation, (i) the approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote (the “Company Stockholder Approval”) at the Company stockholders meeting to approve the Merger (the “Company Stockholders Meeting”); (ii) the receipt of approvals, or the expiration or termination of waiting periods (and any extension thereof), under certain regulatory laws or from certain regulatory authorities (including the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory processes under applicable foreign direct investment and competition laws); and (iii) the absence of any judgment, order or decree, or statute, law, ordinance, rule, ruling ,determination, directive, adjudication, injunction, code, decree or regulation, preliminary, temporary or permanent, or other legal restraint or prohibition and of any binding order or determination by any governmental entity (a “Legal Restraint”), preventing, making illegal or prohibiting the consummation of the Merger and the other transactions contemplated by the Merger Agreement. Each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties, (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case, subject to certain qualifications) and (c) with respect to obligation of Parent and Merger Sub to consummate the Merger, the absence of a material adverse effect with respect to the Company.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including with respect to, among other things, the operation of the business of the Company and its subsidiaries prior to the Effective Time, convening and holding the Company Stockholders Meeting and, subject to certain customary exceptions, recommending that the Company’s stockholders vote to adopt the Merger Agreement and approve the Merger at the Company Stockholders Meeting. In addition, the Merger Agreement contains a customary “no shop” provision that, in general, prohibits the Company from soliciting alternative acquisition proposals and providing non-public information in connection with, and engaging in discussions or negotiations regarding, unsolicited alternative acquisition proposals, subject to a customary “fiduciary out” exception that allows the Company, under certain specified circumstances, to take such actions with respect to an alternative acquisition proposal if the board of directors of the Company (the “Board”) determines in good faith, after consultation with its financial advisors and outside legal counsel, (x) that such alternative acquisition proposal either (i) constitutes a Superior Proposal (as defined in the Merger Agreement) or (ii) would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), and (y) that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the directors under applicable law.

The Merger Agreement contains certain customary termination rights for the Company and Parent. Subject to certain limitations, the Merger Agreement may be terminated by either Parent or the Company if (i) the Merger is not consummated on or before the date that is six (6) months after the date of the Merger Agreement, which is subject to extension for an additional three (3) months by either party if all conditions to the consummation of the Merger are satisfied other than regulatory approvals (the “End Date”), (ii) upon the issuance by any governmental entity of a Legal Restraint which is final and non-appealable or (iii) if the Company Stockholder Approval is not obtained at the Company Stockholders Meeting or any adjournment or postponement thereof at which the vote was taken. In addition, (a) Parent may terminate the Merger Agreement prior to the Company Stockholders Meeting in the event that (x) the Board withdraws, qualifies or modifies, or proposes publicly to withdraw, qualify or modify in a manner adverse to Parent, its recommendation that its stockholders approve and adopt the Merger Agreement or take any action, or make any public statement, filing or release inconsistent with such recommendation (including a failure to reaffirm such recommendation when required to do so under the terms of the Merger Agreement) (an “Adverse Recommendation Change”) or (y) the Company has materially breached its “no shop” obligations and (b) subject to certain rights of Parent, following receipt of a Superior Proposal (as defined in the Merger Agreement), the Merger Agreement may be terminated by the Company prior to receipt of the Company Stockholder Approval, in order to enter into a definitive written agreement providing for such Superior Proposal in accordance with the provisions of the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, including in order for the Company to enter into a definitive written agreement with respect to a Superior Proposal, the Board making an Adverse Recommendation Change prior to the receipt of the Company Stockholder Approval or the Company having materially breached its “no shop” obligations, the Company will be required to pay Parent a termination fee of $80,000,000 (the “Company Termination Fee”).

Further, if the Merger Agreement is terminated (i) because the Merger is not consummated by the End Date, (ii) if the Company Stockholder Approval has not been obtained at the Company Stockholders Meeting or (iii) because the Company commits an uncured material covenant breach leading to a failure of the Closing to be consummated, and prior to such termination but after the date of the Merger Agreement, an alternative acquisition proposal is made by a third party to the Company or the Board or is made directly to the Company’s stockholders, and within twelve (12) months after the date of such termination the Company consummates, or enters into a definitive agreement providing for, an alternative acquisition proposal, then the Company shall be obligated to pay the Company Termination Fee.

Certain investment vehicles managed or advised by each of Warburg Pincus and Berkshire (the “Investors”) have committed, pursuant to equity commitment letters, to capitalize Parent, at or immediately prior to the Closing of the Merger, on the terms and subject to the conditions set forth in the equity commitment letters. Parent and Merger Sub have secured committed debt financing in connection with the Merger on customary terms and conditions set forth in a debt commitment letter. The aggregate proceeds of the equity and debt financing commitments will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of Parent and Merger Sub payable at the Closing, including any transactions in connection with the Company’s senior secured notes and securitization facility as required or permitted by their governing documents. However, the consummation of the Merger is not conditioned on Parent or Merger Sub obtaining any financing. The Investors have also provided limited guarantees in favor of the Company, to guarantee, subject to certain limitations set forth in the Limited Guarantees, the payment of each such Investor’s pro rata share of the obligation of Parent to pay the reverse termination fee of $135,000,000 (the “Reverse Termination Fee”) in the circumstances described below and certain indemnification and expense obligations of Parent and Merger Sub.

If (i)(a) Parent fails to consummate the Merger after all of the required conditions have been satisfied or (b) there is a breach by Parent or Merger Sub of its covenants or the representations and warranties of Parent or Merger Sub are inaccurate and such breach or inaccuracy causes a failure of a closing condition (subject to a customary cure period) and (ii) the Company terminates the Merger Agreement as a result thereof, Parent shall be obligated to pay the Company the Reverse Termination Fee.

The representations, warranties, covenants and agreements of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) except for certain representations and warranties, certain matters set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; and (iii) are subject to certain materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Board has unanimously (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the Company’s stockholders vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, at the Company Stockholders Meeting.

Also on February 2, 2025, in connection with the Company’s execution of the Merger Agreement, certain of its members of management entered into Support Agreements (each, a “Support Agreement”) with Parent, pursuant to which the stockholders have agreed, among other things, to vote their shares of Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, subject to limited exceptions, not to transfer or otherwise dispose of their shares of Common Stock and not to solicit or facilitate any proposal or inquiry that would reasonably be expected to lead to an alternative proposal.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2025, the Board approved and adopted an amendment to the Company’s Amended and Restated By-Laws to add a forum selection clause that designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain legal disputes, which became effective upon such approval and adoption. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 3, 2025, the Company issued a press release announcing that it entered into the foregoing transaction. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and information currently available to management. They can be identified by the use of words such as “may,” “might,” “anticipate,” “plan,” “believe,” “potential,” “intend,” “expect,” “strategy,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following risks: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the risk that the Company’s stockholders may not approve the proposed transaction; (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Parent or their respective directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed transaction that could harm the Company’s or Parent’s business, including current plans and operations. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed or that may be filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024 and September 30, 2024. Any forward-looking information provided in this document should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this document.

Important Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Parent, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.triumphgroup.com/investor-relations) or by contacting the investor relations department of the Company.

Participants in the Solicitation

The Company and its directors and executive officers, including Daniel J. Crowley, Chairman, President and Chief Executive Officer, Barbara Humpton, Colleen C. Repplier, Courtney Mather, Cynthia M. Egnotovich, Daniel P. Garton, Mark C. Cherry, Neal J. Keating, Partrick Allen, all of whom are members of the Company’s Board of Directors, as well as James McCabe, Senior Vice President and Chief Financial Officer, Jennifer Allen, Chief Administrative Officer, Senior Vice President, General Counsel and Secretary, Thomas Quigley, Vice President, Investor Relations, Mergers & Acquisitions & Treasurer, Kai Kasiguran, Vice President, Controller may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Principal Stockholders and Management,” “Board of Directors—Director Compensation,” and “Compensation Discussion and Analysis” contained in the Company’s proxy statement on Schedule 14A filed with the SEC on June 24, 2024. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13D filed with the SEC: Form 4, filed by Kai W. Kasiguran, with the filings of the Company on September 3, 2024; Form 4, filed by Colleen C. Repplier, with the filings of the Company on August 12, 2024; Form 4, filed by Courtney Mather, with the filings of the Company on August 12, 2024; Form 4, filed by Neal J. Keating, with the filings of the Company on August 12, 2024; Form 4, filed by Daniel P. Garton, with the filings of the Company on August 12, 2024; Form 4, filed by Barbara Humpton, with the filings of the Company on August 12, 2024; Form 4, filed by Cynthia M. Egnotovich, with the filings of the Company on August 12, 2024; Form 4, filed by Patrick E. Allen, with the filings of the Company on August 12, 2024; Form 3, filed by Mark C. Cherry, with the filings of the Company on August 12, 2024 and Form 4, filed by Mark C. Cherry, with the filings of the Company on August 9, 2024.

Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.triumphgroup.com/investor-relations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of February 2, 2025, by and among Triumph Group, Inc., Titan BW Acquisition Holdco Inc. and Titan BW Acquisition Merger Sub Inc.

3.1	The Company’s Amended and Restated By-Laws, dated February 2, 2025.

99.1	Press Release, dated February 3, 2025.

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIUMPH GROUP, INC.

By:	/s/ Jennifer H. Allen
Jennifer H. Allen
Chief Administrative Officer, Senior Vice President, General Counsel and Secretary

Date: February 3, 2025